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                                                                Exhibit (h) 10.1

                            INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT, dated as of January 14, 2003, among AMBAC ASSURANCE CORPORATION ("Ambac"), FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY (the "Adviser"), FRANK RUSSELL INVESTMENT COMPANY (the "Trust") on behalf of its series RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND (the "Fund"), Russell Fund Distributors, Inc. (the "Distributor").

     Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings provided below:

          "Affiliate" means any Person that, through ownership of shares, agreement or otherwise, controls, is controlled by or is under common control with, another Person.

          "Agreement" means this Indemnification Agreement, as amended from time to time.

          "Ambac Information" means the four paragraphs appearing in the Prospectus under the heading "Ambac Assurance Corporation" and the financial statements of Ambac incorporated by reference in the Registration Statement (which financial statements are contained in the periodic reports of Ambac Financial Group, Inc. ("AFG") filed under the Securities Exchange Act of 1934, as amended (the "1934 Act")). If Ambac's financial statements cease to be filed as part of AFG's periodic reports under the 1934 Act or AFG ceases to file periodic reports pursuant to the 1934 Act, "Ambac Information" includes the audited financial statements of Ambac contemplated by Item 30 of Part C of the Registration Statement.

          "Ambac Group" means any of Ambac, its subsidiaries and Affiliates, and any director, officer, employee or "controlling person," within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

          "Indemnified Party" means any party entitled to any indemnification pursuant to Section 5 hereof.

          "Indemnifying Party" means any party required to provide indemnification pursuant to Section 5 hereof.

          "Losses" means (a) any actual out-of-pocket damages incurred by the party entitled to indemnification or contribution hereunder, (b) any actual out-of-pocket costs or expenses incurred by such party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any

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          claim, action or other proceeding which entitle such party to be indemnified hereunder (subject to the limitations set forth in Section 4 hereof), to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an Affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (c) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

               "Registration Statement" means the Trust's registration statement on Form N-1A with respect to each class of Shares of the Fund, as it may be amended from time to time with respect to each class of Shares of the Fund. "Registration Statement" includes the prospectus dated January 17, 2003 and the related statement of additional information.

               "Relevant Parties" means the Adviser, the Fund and the Distributors.

               "Relevant Party Group" means, with respect to the Relevant Parties, the Relevant Parties, their respective parents, subsidiaries and Affiliates and any director, officer, employee or "controlling person," within the meaning of Section 15 of the Securities Act or
          Section 20 of the Exchange Act, of the foregoing.

               "Shares" means the shares of beneficial interest of any class of the Fund.

     Section 2. Representations and Warranties of Ambac. Ambac represents, warrants and agrees that the Ambac Information included in the Registration Statement and any amendment or supplement thereto does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     Section 3. Representations, Warranties and Agreements of the Relevant Parties. Each of the Relevant Parties represents, warrants and agrees, severally and not jointly, as follows:

     (a) Except for the Ambac Information (as to which such Relevant Party does not make any representation or warranty), the information contained in the Registration Statement and any amendment or supplement thereto with respect to such Relevant Party or furnished by such Relevant Party does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state therein a material fact necessary to make the statements therein not materially misleading in light of the circumstances in which they are made. All of the information in the Registration Statement, other than the Ambac Information, shall be deemed to be with respect to, or furnished by, one or more of the Relevant Parties, as determined by the Relevant Parties inter se.

     (b) Such Relevant Party has not violated in any material respect and will not violate in any material respect any law, rule or regulation applicable to it in connection with the issuance, offer and sale of Shares of the Fund.

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     (c) Such Relevant Party will not use, or distribute to any Person for use, or permit the use of any Registration Statement (or any prospectus or statement of additional information forming a part thereof) in connection with the offer and sale of the Shares of the Fund unless such Registration Statement includes or incorporates by reference such information as has been furnished by Ambac for inclusion therein and the information therein or incorporated by reference therein concerning Ambac has been approved by Ambac in writing.

     Section 4. Indemnification.

     (a) Ambac agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Person in the Relevant Party Group against any and all Losses resulting from Ambac's breach of any of its representations, warranties or agreements set forth in Section 2 hereof.

     (b) Each Relevant Party agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Person in the Ambac Group against any and all Losses resulting from such Relevant Party's breach of any of its representations, warranties or agreements set forth in Section 3 hereof.

     (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

     (d) The indemnity agreements contained in this Section 4 shall be in addition to any liability which any Indemnifying Party may otherwise have to an Indemnified Party.

     Section 5. Indemnification Procedures. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability it may have to an Indemnified Party otherwise than under this Section
5. If any such action or claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel retained by the Indemnifying Party for the benefit of the Indemnified Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at the Indemnifying Party's expense has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests

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between them (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time, in addition to local counsel (if necessary), which firm shall be designated in writing by the Adviser in respect of the Adviser and the Distributor, by the Fund in respect of the Fund, and by Ambac in respect of Ambac), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

     Section 6. Contribution.

     (a) To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party in respect of any Losses referred to in Section 4, such Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the matter that resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by each of such parties from the offering of the Shares, as well as any other relevant equitable considerations; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

     (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge access to information and opportunity to correct or prevent such breach. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.

     (c) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

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     (d) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

     Section 7. Miscellaneous.

     (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to Ambac:               Ambac Assurance Corporation
                           One State Street Plaza
                           New York, NY  10004
                           Attention: Managing Director, Structured Finance and
                           Credit Derivatives
                           Telephone:  (212) 208-3301
                           Facsimile: (212) 208-3113

If to the Adviser:         Frank Russell Investment Management Company
                           909 A Street
                           Tacoma, WA 98402
                           Attention:  General Counsel
                           Telephone:
                           Facsimile:

If to Trust or Fund:       Frank Russell Investment Company
                           c/o Frank Russell Investment Management Company
                           909 A Street
                           Tacoma, WA 98402
                           Attention:
                           Telephone:
                           Facsimile:

If to the Distributor:     Russell Fund Distributors, Inc.
                           c/o Frank Russell Investment Management Company
                           909 A Street
                           Tacoma, WA 98402
                           Attention:
                           Telephone:
                           Facsimile:

     (b) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

     (c) Amendments. Amendments to this Agreement shall be in writing signed by each party hereto.

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     (d) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall survive the termination of this Agreement. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of the Adviser and the Fund to Ambac under the Financial Guarantee Agreement contemplated by the Registration Statement.

     (e) Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     (g) Consent to Jurisdiction; Waiver of Trial by Jury.


     THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

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     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

     (i) No Right of Set Off. None of the parties shall be entitled to exercise any right of set off with respect to any amounts owing by such party under this Agreement against any amounts owing to such party under any other agreement or obligation

                            [Signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification
Agreement to be duly executed and delivered as of the date first above written.

                                          AMBAC ASSURANCE CORPORATION



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          FRANK RUSSELL INVESTMENT
                                               MANAGEMENT COMPANY, as Adviser



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          FRANK RUSSELL INVESTMENT COMPANY,
                                            on behalf of its series Russell
                                            Multi-Manager Principal Protected
                                            Fund



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          RUSSELL FUND DISTRIBUTORS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: